Exhibit 99.1

Frequency Therapeutics Announces Publication of Phase 1/2 Data Showing Hearing Improvements in Acquired Sensorineural Hearing Loss Patients Receiving FX-322

Results Published in Leading Peer-Reviewed Otolaryngology Journal, Otology & Neurotology

Statistically Significant Improvements Observed in Word Recognition Tests in Quiet and in Noise; Suggests Potential to Improve Speech Intelligibility, a Major Unmet Need for Individuals with Hearing Loss

Company Expects Interim FX-322 Phase 2a Study Data Later this Quarter

WOBURN, Mass., February 22, 2021 – Frequency Therapeutics, Inc. (Nasdaq: FREQ), a clinical-stage biotechnology company focused on harnessing the body’s innate biology to repair or reverse damage caused by a broad range of degenerative diseases, today announced the publication of its FX-322 Phase 1/2 study results in Otology & Neurotology, a leading peer-reviewed journal focused on disorders of the ear. The data show hearing improvements in adults with acquired sensorineural hearing loss (SNHL) and the first-known linkage of pharmacokinetics and pharmacodynamics for a potential hearing restoration therapy.

Findings from the Phase 1/2 study of FX-322, the company’s lead product candidate to treat SNHL, showed statistically significant increases in word recognition (WR) and words-in-noise (WIN) scores. Individuals with stable SNHL that received a single dose of FX-322 showed improvements in the number of words recognized in quiet from baseline to day 90 in the WR test (p=0.029) and the level of background noise in which words could be identified in the WIN test (p=0.012). There were no meaningful changes in the WR and WIN scores of the placebo group. FX-322 was also shown to be well tolerated. The publication includes data demonstrating consistent cochlear drug delivery in both preclinical and human studies. FX-322 is currently being evaluated in a larger Phase 2a study, with results anticipated later this quarter.

The study data will be presented today at the leading international hearing research conference, the Association for Research in Otolaryngology 44th Annual MidWinter Meeting.

“Healthy hearing is not just about the volume of sound, but about the broader ability to communicate. The most frequent complaint from patients with hearing loss is their inability to understand speech, which is due to a lack of clarity and loss of intelligibility where patients can’t recognize words and follow conversations, particularly in background noise,” said Christina Runge, Ph.D., a professor in the Department of Otolaryngology and Communication Sciences at the Medical College of Wisconsin, Director of the Koss Cochlear Implant Program, a

member of the Company’s clinical advisory board and an author on the publication. “These Phase 1/2 data are the first to show a potential therapeutic solution to address intelligibility, a key unmet need for those with SNHL.”

SNHL accounts for more than 90 percent of all hearing loss and results from damage to auditory sensory hair cells due to chronic noise exposure, aging, certain viral infections or from toxic medications. SNHL impacts more than 40 million people in the U.S. and hundreds of millions of people globally.

“Having a treatment that regenerates sensory hair cells would have a profound impact on the field, providing physicians with a meaningful intervention for restoring hearing loss,” said Ravi N. Samy, M.D., FACS, Professor of Otolaryngology & Neurosurgery and Chief of the Division of Otology/Neurotology at the University of Cincinnati / Cincinnati Children’s. “These exciting early clinical data begin to show the potential of a localized approach to repairing the cochlea, the ability to deliver a treatment to an area of the body that historically has been impossible to access and restore, and above all, clinically meaningful hearing improvements in patients.”

Hearing loss typically begins in higher frequencies and often impacts the ability to hear and distinguish between certain consonants, making it difficult to understand words, especially in noise. Hearing aids amplify sound but do not improve hearing clarity in higher frequencies or repair the underlying damage to the inner ear. FX-322, an injectable treatment candidate made up of two small molecules, is designed to activate progenitor cells (pre-programmed stem cells) to regenerate auditory hair cells in the cochlea and restore hearing function.

“These Phase 1/2 study data build upon the favorable word recognition performances that we previously reported, while bolstering the trends we saw in words-in-noise scores,” said Will McLean, Ph.D., Frequency’s Vice President of Biology and Regenerative Medicine, a Company co-founder and the lead author on the paper. “Increases in speech intelligibility and improvements when listening in noisy environments can have a significant impact on quality of life, and we are excited about the potential of our approach for patients and to advance the field of hearing restoration.”

FX-322 Development Program

FX-322 is Frequency’s lead product candidate for the treatment of acquired SNHL. The Phase 1/2 study was a randomized, double-blind, placebo-controlled, single-dose, multi-center study to assess the safety of FX-322 in 23 patients with stable SNHL. Patients received an intratympanic injection of FX-322 or placebo in one ear during an office-based procedure. In the study, 15 patients received a single dose of FX-322 in one ear while eight patients received placebo.

Of the six patients treated with FX-322 who had baseline word recognition in quiet scores of below 90 percent, four showed clinically meaningful improvements. Also,when assessed at the group level, patients treated with FX-322 outperformed the placebo group in word recognition in a quiet background when averaged across all time points.

The FX-322 Phase 2a study is a randomized, double-blind, placebo-controlled, single- and repeat-dose study in which the Company enrolled 95 patients aged 18 to 65 with mild to moderately severe SNHL. The study uses validated measures of hearing function including WR, WIN and pure tone audiometry.

Tinnitus and quality-of-life measures will be evaluated using the Tinnitus Functional Index and the Hearing Handicap Inventory for Adults, respectively, and the study also includes testing of extended high frequencies (up to 16 kHz). The Phase 2a study has four dose cohorts, and hearing function will be regularly tested over the course of seven months following the first dosing.

The Company is conducting Phase 1b clinical studies to evaluate the potential of FX-322 in additional patient groups, including patients with age-related hearing loss and with severe SNHL. The Company is also conducting an open-label safety study looking at the administration conditions for FX-322.

A link to the publication, Improved Speech Intelligibility in Subjects with Stable Sensorineural Hearing Loss Following Intratympanic Dosing of FX-322 in a Phase 1b Study (W.J. McLean, et. al.) can be found here. The Editor-in-Chief of Otology and Neurotology is Lawrence Lustig, M.D., Chair, Department of Otolaryngology - Head & Neck Surgery at Columbia University.

About Frequency Therapeutics

Frequency Therapeutics is a leader in the development of medicines designed to activate progenitor cells within the body to treat degenerative diseases. The Company’s progenitor cell activation (PCA) approach stimulates progenitor cells to create functional tissue with the aim of developing disease modifying therapies. The Company’s lead product candidate, FX-322, is designed to regenerate auditory hair cells to restore hearing function. FX-322 is being evaluated in multiple ongoing clinical studies in patients with sensorineural hearing loss. The Company also is evaluating additional diseases where its PCA approach could create functional tissue, including in a pre-clinical program in multiple sclerosis.

Headquartered in Woburn, Mass., Frequency has an ex-U.S. license and collaboration agreement with Astellas Pharma Inc. for FX-322, as well as additional collaboration and licensing agreements with academic and nonprofit research organizations including Massachusetts Eye and Ear, Mass General Brigham, the Massachusetts Institute of Technology, The Scripps Research Institute and Cambridge Enterprises Limited. For more information, visit www.frequencytx.com and follow Frequency on Twitter @Frequencytx.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Phase 2a clinical trial, the timing of top-line data from the Phase 2a clinical trial, the timing and results of top-line data from the Phase 1b studies in age-related hearing loss and severe SNHL, the implications of the results of the Phase 1/2 data, the timing and results of the open-label safety study evaluating the administration conditions for FX-322, the ability of our technology platform to provide patient benefit, estimates of the size of the hearing loss population and population at risk for hearing loss, the Company’s ability to advance its hearing program and further diversify its portfolio and the potential application of the PCA platform to other diseases.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on the Company’s ongoing and planned clinical trials, research and development and manufacturing activities, the relocation of the Company’s offices and laboratory facilities, the Company’s business and financial markets; the Company has incurred and will continue to incur significant losses and is not and may never be profitable; the Company’s need for additional funding to complete development and commercialization of any product candidate; the Company’s dependence on the development of FX-322; the unproven approach of the PCA platform; the lengthy, expensive and uncertain process of clinical drug development and regulatory approval; limited experience successfully obtaining marketing approval for and commercializing product candidates; the results of earlier clinical trials not being indicative of the results from later clinical trials; differences between preliminary or interim data and final data; adverse events or undesirable side effects; disruptions at the FDA and other regulatory agencies; failure to identify additional product candidates; new or changed legislation; failure to maintain Fast Track designation for FX-322 and such designation failing to result in faster development or regulatory review or approval; costly and damaging litigation, including related to product liability or intellectual property or brought by stockholders; dependence on Astellas Pharma Inc. for the development and commercialization of FX-322 outside of the United States; misconduct by employees or independent contractors; reliance on third parties, including to conduct clinical trials and manufacture product candidates; compliance with laws and regulations, including healthcare and environmental, health, and safety laws and regulations; failure to obtain, maintain and enforce protection of patents and other intellectual property; security breaches or failure to protect private personal information; attracting and retaining key personnel; and ability to manage growth.

These and other important factors discussed under the caption “Risk factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 16, 2020 and its other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

###

Contacts:

Investor Contact:

Carlo Tanzi, Ph.D.

Kendall Investor Relations

Tel: 617-914-0008

ctanzi@kendallir.com

Media Contact:

Suzanne Day

Frequency Therapeutics

Tel: 781-496-2211

Email: sday@frequencytx.com